Exhibit 10.51

SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”), is dated effective as of the 14th day of November 2003 (the “Effective Date”), and is by and between Schlotzsky’s Franchisor, LLC, a Delaware limited liability company (the “Debtor”), and John C. Wooley and Jeffrey J. Wooley (collectively, the “Secured Party”).

Section I.               CREATION OF SECURITY INTEREST

The Debtor hereby grants to the Secured Party a security interest in the Collateral described in Section II of this Security Agreement to secure performance and payment of the obligations and indebtedness of the Debtor to the Secured Party described in Section III of this Security Agreement (collectively, the “Indebtedness”).

Section II.              COLLATERAL

In order to secure the payment when due of any and all Indebtedness, the Debtor hereby pledges to the Secured Party and grants to the Secured Party a security interest in and to the following properties (collectively, the “Collateral”):  all of the Debtor’s accounts, contract rights and general intangibles (including without limitation payment intangibles), and all proceeds thereof, whether cash, deposit accounts, investment securities, general or payment intangibles, or otherwise; provided, however, that there is expressly excluded from the Collateral hereunder that property which has previously been pledged to area developers under area developer agreements and any amounts designated as advertising contributions under franchise agreements.

Section III.             PAYMENT OBLIGATIONS OF THE DEBTOR

1.             The Debtor shall pay to the Secured Party any sum or sums due or which may become due pursuant to that certain Promissory Note dated of even date herewith in the original principal sum or $2,500,000.00, executed by the Debtor and payable to the order of the Secured Party, including any renewals, extensions or rearrangements thereof (the “Note”), in accordance with the terms of such Note and the terms of this Security Agreement as well as all other indebtedness now due and owing the said Secured Party hereunder or under any other document executed in connection with or as security for the Note.

2.             All obligations of any one or more of the Debtor, Schlotzsky’s, Inc. a Texas corporation (“Schlotzsky’s”) and Schlotzsky’s NAMF Funding, LLC, a Delaware limited liability company (“NAMF”), to either or both of the Secured Party arising by way of subrogation, contribution, or otherwise in connection with any guaranty by either or both of the Secured Party of any indebtedness or obligation of any one or more of the Debtor, Schlotzsky’s and NAMF.  For purposes of this paragraph, the pledging of collateral shall operate and be construed as a “guaranty”.

3.             The Debtor shall account fully and faithfully to the Secured Party for proceeds from disposition of the Collateral in any manner and shall pay or turn over promptly in cash, negotiable instruments, drafts, assigned accounts or chattel paper all the proceeds from each sale to be applied to the Debtor’s Indebtedness to the Secured Party, subject if other than cash, to final payment or collection.  Application of such proceeds to Indebtedness of the Debtor shall be in the sole discretion of the Secured Party, provided such application of proceeds is made by the Secured Party in a reasonable manner.

4.             The Debtor shall pay to the Secured Party on demand all expenses and expenditures, including reasonable attorney’s fees and other legal expenses incurred or paid by the Secured Party in connection with the origination of the loans evidenced by the Note and/or in exercising or protecting its interests, rights and remedies under this Security Agreement, plus interest thereon at the rate of interest provided for matured, unpaid amounts under the Note (the “Default Rate”).

5.             The Debtor shall pay immediately, without notice, the entire unpaid Indebtedness of the Debtor to the Secured Party whether created or incurred pursuant to this Security Agreement or otherwise, upon the occurrence of an Event of Default under Section V of this Security Agreement.

Section IV.             THE DEBTOR’S REPRESENTATION, WARRANTIES AND AGREEMENTS

1.             All information supplied and statements made by the Debtor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Security Agreement are and shall be true, correct, complete, valid and genuine.

2.             Except for those in favor of the Secured Party, no Financing Statement covering the Collateral or its proceeds is on file in any public office; and, except for the security interests in favor of the Secured Party; there is no lien, security interest or encumbrance in or on the Collateral.

3.             Until the occurrence of an Event of Default or any event or condition which, but for the giving of notice or passage of time, or both, would constitute an Event of Default (“Potential Default”), the Debtor may use the Collateral in any lawful manner not inconsistent with this Security Agreement or with the terms or conditions of any policy of insurance thereon and except for accounts and contract rights may also sell the Collateral in the ordinary course of business.  The Secured Party’s security interest shall attach to all proceeds of sales and other dispositions of the Collateral.

4.             At the request of the Secured Party after the occurrence of an Event of Default Potential Default, the Debtor will maintain a special bank account with a bank designated by the Secured Party, over which the Secured Party shall have the sole power of withdrawal.  Upon the Secured Party’s demand, the Debtor will deposit upon receipt all checks, drafts, cash and other payments pursuant to the Debtor’s contract rights, or in payment or on account of the Debtor’s accounts.  At least once a week, the Secured Party will apply the whole or part of the funds on deposit in the special account against the principal or interest or both of the Indebtedness.  The Secured Party may determine the order and method of such application.  Any portion of funds on deposit in the special account which the Secured Party elects to not so apply may be paid over by the Secured Party to the Debtor.

5.             The Debtor shall, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as the Secured Party may at any time request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Security Agreement.

6.             The Debtor shall not sell, lend, rent, lease or otherwise dispose of the Collateral or any interest therein except as authorized in this Security Agreement or in writing by the Secured Party, and the Debtor shall keep the Collateral, including the proceeds thereof, free from unpaid charges, including taxes, and from liens, encumbrances and security interests other than that of the Secured Party.

7.             The Debtor shall sign and execute alone or with the Secured Party any Financing Statement or other document or procure any document and pay all connected costs, necessary to protect the security interest under this Security Agreement against the rights or interests of third persons.

8.             The Debtor is the owner of the Collateral free of all liens, claims and encumbrances, except those in favor of the Secured Party.

Section V.              EVENTS OF DEFAULT

The Debtor shall be in default under this Security Agreement upon the happening of any condition or event set forth below (herein called an “Event of Default”):

1.             The failure of any of Indebtedness secured by this Security Agreement to be paid when due and the continuance of such failure beyond any applicable period of grace and/or notice and cure.

2.             Default by the Debtor and/or Schlotzsky’s, as the case may be, in punctual performance of any of the obligations, covenants, terms or provisions contained or referred to in this Security Agreement or in any note or other document performance of which is secured hereby, and the continuance of such default beyond any applicable period of grace and/or notice and cure.

3.             Any warranty, representation or statement contained in this Security Agreement or made or furnished to the Secured Party by or on behalf of the Debtor in connection with this Security Agreement or to induce the Secured Party to make a loan to the Debtor proves to have been false in any respect when made or furnished.

4.             The Debtor’s dissolution, termination of existence, insolvency or business failure; the appointment of a receiver of all or any part of the property of the Debtor; an assignment for the benefit of creditors by the Debtor; the calling of a meeting of creditors of the Debtor; or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Debtor or any guarantor, surety or endorser for the Debtor.

Section VI.             SECURED PARTY’S RIGHTS AND REMEDIES

A.            Rights Exclusive of Default

1.             This Security Agreement, the Secured Party’s rights hereunder or the Indebtedness hereby secured may be assigned from time to time, and in any such case the Assignee shall be entitled to all of the rights, privileges and remedies granted in this Security Agreement to the Secured Party, and the Debtor will assert no claims or defenses it may have against the Secured Party against the Assignee, except those granted in this Security Agreement.

2.             The Secured Party may execute, sign, endorse, transfer or deliver in the name of the Debtor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of title or any other documents, necessary to evidence, perfect or realize upon the security interest and obligations created by this Security Agreement.

B.            Rights in Event of Default

1.             Upon the occurrence of an Event of Default, and at any time thereafter the Secured Party may declare all obligations secured hereby immediately due and payable and shall have the rights and remedies of a Secured Party under the Texas Business and Commerce Code, including without limitation thereto, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will send the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made.  The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to the Debtor at 203 Colorado, Austin, Texas  78703, Attention:  Chief Financial Officer (with a required copy to General Counsel at the same address) at least ten (10) days before the time of the sale or disposition.  Expenses of retaking, holding, preparing for sale, selling or the like shall include the Secured Party’s reasonable attorney’s fees and legal expenses, and the Debtor agrees to pay such expenses, plus interest thereon at the Default Rate.  The Debtor shall remain liable for any deficiency.

2.             The Secured Party may remedy any default and may waive any default without waiving any other prior or subsequent default.

3.             The Secured Party may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness remitted by the Debtor to the Secured Party as proceeds to pay the Secured Party directly.

4.             The Secured Party may demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Secured Party, in its sole discretion, chooses.

5.             The remedies of the Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of the Secured Party.

Section VI.             ADDITIONAL AGREEMENTS

1.             The term “Debtor” as used in this instrument shall be construed as singular or plural to correspond with the number of persons executing this instrument as the Debtor.  The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasion may require.  “Secured Party” and “Debtor”, as used in this instrument, include the heirs, executors or administrators, successors, representatives, receivers, trustees and assigns of those parties.

2.             If more than one person executes this instrument as the Debtor, their obligations under this instrument shall be joint and several.

3.             The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this instrument.  Terms used in this instrument which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined.

4.             The law governing this secured transaction shall be that of the State of Texas in force at the date of this instrument.

5.             All property acquired by the Debtor after the date hereof, which by the terms hereof is required or intended to be subjected to the lien of this Security Agreement, shall, immediately upon the acquisition thereof and without further mortgage, conveyance or assignment, become subject to the lien of this Security Agreement as fully as though now owned by the Debtor and specifically described herein.  Nevertheless, the Debtor will do all such further acts and execute, acknowledge and deliver all such further conveyances, mortgages, financing statements and assurances as the Secured Party shall reasonably require for accomplishing the purposes of this Security Agreement.

6.             Actions hereunder by the Secured Party shall require the unanimous approval of all the persons comprising the “Secured Party” hereunder.

EXECUTED to be EFFECTIVE AS OF, but not necessarily on, the Effective Date.

DEBTOR:		SECURED PARTY:

Schlotzsky’s Franchisor, LLC,
a Delaware limited liability company

By:	/s/ Joyce V. Cates	/s/ John C. Wooley
	Joyce V. Cates,	John C. Wooley
Senior Vice President

/s/ Jeffrey J. Wooley
Jeffrey J. Wooley